FIRST AMENDMENT TO RIGHTS AGREEMENT


         This First Amendment to Rights Agreement (the "Amendment") is made and entered into effective as of the 7th day of June, 2000, by and between Evans & Sutherland Computer Corporation, a Utah corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                                    Recitals

         A. Effective as of November 19, 1998 (the "Record Date"), the Company and the Rights Agent entered into a Rights Agreement (the "Agreement"), and the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right as described in the Agreement (a "Right") for each share of Common Stock of the Company outstanding as of the Record Date.

         B. The Agreement sets forth certain matters with respect to the nature, terms, exercise, modification and redemption of the Rights.

         C. The rights are currently redeemable, as provided in Section 23 of the Agreement, because no "Flip-In Event" (as defined in the Agreement) has yet occurred (meaning that no person has become an "Acquiring Person" as defined in the Agreement).

         D. As provided in Section 27 of the Agreement, so long as the Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, amend any provisions of the Agreement in any respect without the approval of any holders of the Rights, so long as no such amendment changes the Redemption Price (as defined in the Agreement) of the Rights.

         E. The Company desires to amend the terms of the Agreement to allow State of Wisconsin Investment Board ("SWIB"), a current shareholder of the Company, to increase its equity interest in the Company to up to 19.9%, without becoming an Acquiring Person, such as would trigger various rights and obligations under the Agreement.

         F. As contemplated by Section 30 of the Agreement, the Board of Directors of the Company has approved the foregoing amendments to the Agreement.

         G. Pursuant to the terms of the Agreement, the Rights Agent will implement the amendment to the Agreement described herein.

                                    Agreement

         NOW THEREFORE, the Company and the Rights Agent agree as follows:

         1. Amendment of Agreement to Modify Definition of "Acquiring Person". The Agreement is hereby amended and modified to provide that SWIB will not be

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deemed to be an  Acquiring  Person  until it becomes  the  Beneficial  Owner (as defined in the Agreement) of more than 19.9% of the shares of Common Stock (as defined in the Agreement) then outstanding, and all inconsistent provisions of the Agreement shall be construed to reflect such modification. Unless otherwise defined herein, all capitalized terms herein shall have the meanings given to them in the Agreement.

         2. Modification of Section 1(a) of Agreement. The definition of "Acquiring Person" as set forth in Section 1(a) of the Agreement is hereby modified to reflect the modification referenced above, to read in its entirety as follows:

                           "(a) "Acquiring Person" shall mean (Y) any Person (as such term is hereinafter defined) other than State of Wisconsin Investment Board ("SWIB") who or which shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, or (Z) SWIB on such date as it becomes the Beneficial Owner of more than 19.9% of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that (i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person became such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, then such person shall not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an Acquiring Person; (ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an Acquiring Person unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding; and (iii) no Person shall become an Acquiring Person as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to (i) 15% or more of the shares of Common Stock then outstanding in the case of any Person other than SWIB, or (ii) more than 19.9% of the shares of Common Stock then outstanding in the case of SWIB, provided, however, that if a Person shall become the Beneficial Owner of (i) 15% or more of the shares of Common Stock then

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        outstanding,  in the case of any person  other than SWIB,  or (ii) more than 19.9% of the shares of Common Stock outstanding, in the case of SWIB, by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own either (i) 15% or more (in the case of any Person other than SWIB), or (ii) more than 19.9% (in the case of SWIB) of the shares of Common Stock then outstanding. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof."

3. Modification of Section 3(a) of the Agreement. The reference in the first sentence of Section 3(a) of the Agreement to 15%, representing the threshold Beneficial Ownership of Common Stock by any Person other than an Exempt Person that would trigger a Distribution Date on the terms set forth in such Section, is hereby modified to be 15% or more in the case of any Person other than SWIB, and more than 19.9% in the case of SWIB.

         4. Agreement, as Modified, to Continue in Full Force and Effect; Application of General Provisions. Except as specifically modified hereby, the Agreement shall continue in full force and effect. This Amendment shall be considered to be and construed as a part of the Agreement, and the general provisions of the Agreement, including those set forth in Sections 26 through 34 of the Agreement, shall apply equally to this Amendment.









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




         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, effective as of the date first set forth above.


                                    EVANS & SUTHERLAND COMPUTER CORPORATION


                                    By: /s/ James R. Oyler
                                        ------------------------------------

                                    Name: James R. Oyler
                                          ----------------------------------

                                    Title: President and CEO
                                           ---------------------------------


                                    AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent


                                    By: /s/ Herbert J. Lemmer
                                        ------------------------------------

                                    Name: Herbert J. Lemmer
                                          ----------------------------------

                                    Title: Vice President
                                           ---------------------------------








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